UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

CABG MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-51050	41-958628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14505 21st Avenue North, Suite 212
Minneapolis, MN 55447
(Address of principal executive offices) (Zip Code)

(763) 258-8005
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On March 22, 2005, CABG Medical, Inc. (the “Company”) entered into a license agreement with Angiotech Pharmaceuticals, Inc. (“Angiotech”). The license agreement provides the Company with an exclusive license to use the Angiotech technology in the manufacture and sale of synthetic and/or biologic coronary artery bypass graft products or systems that release or elute paclitaxel in the coronary artery bypass graft field. As partial consideration for the grant of this exclusive license, the Company issued Angiodevice International GmbH, a wholly-owned subsidiary of Angiotech, a warrant to purchase 1,265,823 shares of its common stock with an exercise price of $0.01 per share. The total number of shares under this warrant was calculated based on a $5.0 million license maintenance fee divided by the closing price of the Company’s common stock on March 22. The license agreement also requires the Company to make future license fee payments to Angiotech based on the achievement of certain regulatory approvals, and a royalty based on the sale of products incorporating Angiotech’s technology. In a separate transaction, the Company entered into an Investment Agreement with Angiotech that is discussed below in Item 3.02.

Item 3.02 Unregistered Sales of Equity Securities.

     Pursuant to an investment agreement dated March 22, 2005 with Angiotech, the Company sold a total of 1,104,972 shares of common stock for a total of $5.0 million, representing a 15 percent premium to the closing price of such stock on March 22. As part of this transaction, the Company agreed to issue Angiotech up to an additional $5.0 million worth of its common stock, again at a 15 percent premium to the market value of the stock on the date prior to issuance, upon the achievement of certain revenue milestones. These shares were sold to Angiotech in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, as the sale constituted a private placement transaction with a single accredited investor.

     As partial consideration for the grant of the exclusive license (as discussed above in Item 1.01), the Company issued Angiodevice International GmbH, a wholly-owned subsidiary of Angiotech, a warrant to purchase 1,265,823 shares of its common stock with an exercise price of $0.01 per share. The total number of shares under this warrant was calculated based on a $5.0 million license maintenance fee divided by the closing price of the Company’s common stock on March 22. This warrant was issued to Angiotech in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, as the sale constituted a private placement transaction with a single accredited investor.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

Not Applicable.

     (b) Pro Forma Financial Information.

Not Applicable.

     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 23, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABG MEDICAL, INC.
By:	/s/ John L. Babitt
John L. Babitt
President, Chief Operating Officer and Chief Financial Officer

Dated: March 23, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 23, 2005